UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

Ciner Resources LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36062 (Commission File Number)	46-2613366 (IRS. Employer Identification No.)
Five Concourse Parkway Suite 2500 Atlanta, GA (Address of principal executive office)	30328 (Zip Code)

(770) 375-2300
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2018, Ciner Wyoming LLC (“Ciner Wyoming”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Rock Springs Royalty Company, LLC (“Rock Springs”) to settle an action in the Third Judicial District Court in and for Sweetwater County, State of Wyoming (the “Court”), entitled Ciner Wyoming LLC v. Rock Springs Royalty Company, LLC, No. C-16-77-L (the “Action”). The Action involved claims relating to the License Agreement, dated July 18, 1961, between Union Pacific Railroad Company and Stauffer Chemical Company of Wyoming (as subsequently amended, the “License Agreement”), including Ciner Wyoming’s contention that it has overpaid royalties to Rock Springs under the License Agreement and that Ciner Wyoming is entitled to a modification of the expiration term of the License Agreement. Pursuant to the terms of the Settlement Agreement, among other things (i) Rock Springs must pay Ciner Wyoming the sum of $27,500,000 by wire transfer within 14 business days; (ii) Ciner Wyoming and Rock Springs must enter into the Amendment (as defined below); (iii) concurrently with the transfer of the settlement payment, Ciner Wyoming and Rock Springs must cause their respective counsel to execute a stipulation requesting that the Court dismiss the Action. The Settlement Agreement contains customary mutual release provisions, representations and warranties.

The foregoing description of the Settlement Agreement is qualified in its entirety by the terms of the Settlement Agreement, which is filed herewith as Exhibit 10.1.

Also on June 28, 2018, pursuant to the terms of the Settlement Agreement, Ciner Wyoming entered into Amendment - 1961 Lease Agreement (the “Amendment”) with Rock Springs, which amends the License Agreement. The terms of the Amendment, among other things, (i) extends the term of the License Agreement to July 18, 2061 and for so long thereafter as Ciner Wyoming continuously conducts operations to mine and remove sodium minerals from the licensed premises in commercial quantities; and (ii) revises the production royalty rate for each sale of sodium mineral products produced from ore extracted from the licensed premises at the royalty rate of eight percent (8%) of the sale price of such sodium mineral products.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, which is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement and Release, dated June 28, 2018, between Rock Springs Royalty Company LLC and Ciner Wyoming LLC.
10.2	Amendment - 1961 Lease Agreement, dated June 28, 2018, between Rock Springs Royalty Company, LLC and Ciner Wyoming LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018	CINER RESOURCES LP

	By:	Ciner Resource Partners LLC,
its General Partner

	By:	/s/Nicole C. Daniel
	Name:	Nicole C. Daniel
	Title:	Vice President, General Counsel and Secretary